EXHIBIT 99.1

Cleco and investor group enhance commitments to create additional value for customers and obtain approval of the Louisiana Public Service Commission

•	Customer rate credits increased from $65 million to $125 million

•	Total customer savings of over $143 million

•	Investor group assurances provide additional protections to be overseen by state regulators

PINEVILLE, La., Jan. 4, 2016 - Cleco Corporation (NYSE:CNL), the parent of regulated electric utility Cleco Power LLC, and a group of North American infrastructure investors led by Macquarie Infrastructure and Real Assets (MIRA) and British Columbia Investment Management Corporation (bcIMC), with John Hancock Financial and other infrastructure investors (collectively, “the investor group”) recently filed post-hearing briefs with the Louisiana Public Service Commission (LPSC) addressing issues raised by LPSC Staff during the hearing with an Administrative Law Judge (ALJ) that began Nov. 9, 2015, as part of the state’s regulatory approval process of the proposed acquisition of Cleco by the investor group that was announced on Oct. 20, 2014. The transaction is pending LPSC approval.
At close of the hearing, LPSC Staff, Cleco and the investor group continued discussions, which produced an enhanced commitment package for the benefit of Cleco customers, communities and the region.
Most significantly, the investor group has offered to increase customer rate credits to $125 million over 15 years, relative to what LPSC Staff proposed in its July testimony. In addition, customers will receive an estimated $1.2 million per year in cost-of-service savings from the transaction which will bring total customer savings to approximately $143 million over the next 15 years.
Also included in the post-hearing briefs are further enhancements that strengthen the LPSC’s oversight of the investor group’s obligation to comply with the commitments and clarify the process related to potential ratemaking issues. Finally, the latest briefs address the independency requirements of Cleco’s future board of directors as a private company following the closing of the transaction.
“This latest filing clearly shows the level of commitment the investor group is willing to make to see this transaction close,” said Darren Olagues, president of Cleco Power. “Our customers, our employees, our retirees and our communities will benefit from the transaction. Importantly, our company will be better positioned to prosper with world-class, experienced partners as we set our strategy for the future. We value their confidence in our ability to operate a successful utility and maintain the core values that define Cleco.”
“These broader commitments provide substantial benefits to Cleco stakeholders and most importantly, ensure that Cleco Power will continue to provide great service to customers, communities and the region,” said Andrew Chapman, senior managing director of Macquarie Infrastructure Partners Inc., which is the manager of Macquarie Infrastructure Partners III (MIP III). “We value the utility’s dedicated workforce, quality local management and contributions to the communities it serves, which these commitments reflect.”
“There has been a thorough review of the transaction and all parties have worked hard to enhance the commitments that secure Cleco’s future and the service it provides to the communities of Louisiana,” said Lincoln Webb, senior vice president, private markets for bcIMC. “We believe this is a sound transaction that will benefit all parties both in the immediate and longer term. As a long term investor, we are confident our investment approach and focus on sustainability is in strong alignment with the expectations of the communities and customers Cleco serves.”

Cleco and the investor group filed an application to seek regulatory approval for the transaction in February 2015. Since that time, the investor group has made 77 commitments to ensure Cleco’s safe and reliable service under a Service Quality Plan for a minimum of five years; protect jobs, salaries and benefits for employees and retirees for a minimum of five years; guarantee continued community support for a minimum of five years; and preserve the sound financial integrity of Cleco through investment grade credit ratings and distribution restrictions. Also included in the commitments are assurances that Cleco’s headquarters will remain in its current location, and the company will be led by local management with four board members who are Louisiana residents. Cleco will remain under the LPSC’s jurisdiction.
The transaction also provides exceptional shareholder value at $55.37 per share, which represents a 15 percent premium to Cleco’s closing price of $48.27 as of Oct. 17, 2014, the last trading day prior to the announcement of the transaction.
Reply briefs to the post-hearing filings are due Jan.12, 2016, with the ALJ’s recommendation and LPSC vote expected in the first quarter of 2016.
Cleco has received all other approvals necessary for the transaction.

Forward-Looking Statements

Please note: Statements in this press release include “forward-looking statements” about future events, circumstances and results within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including, without limitation, statements containing the words “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and similar expressions, are statements that could be deemed forward-looking statements. These statements are based on the current expectations of Cleco’s management.

Although Cleco believes that the expectations reflected in such forward-looking statements are reasonable, such forward-looking statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks and uncertainties that could cause the actual results and events in future periods to differ materially from Cleco’s expectations and those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; or could otherwise cause the failure of the merger to close; (ii) the failure to obtain Louisiana Public Service Commission approval required for the merger, or required Louisiana Public Service Commission approval delaying the merger or causing the parties to abandon the merger; (iii) the failure to obtain any financing necessary to complete the merger; (iv) risks related to disruption of management’s attention from Cleco’s ongoing business operations due to the merger; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Cleco and others relating to the merger agreement; (vi) the risk that the pendency of the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the merger; (vii) the fact that actual or expected credit ratings of Cleco or any of its affiliates, or otherwise relating to the merger, may be different from what the parties expect; (viii) the effect of the announcement of the merger on Cleco’s relationships with its customers, operating results and business generally; (ix) the amount of the costs, fees, expenses and charges related to the merger; (x) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Cleco that could interfere with the merger; (xi) future regulatory or legislative actions that could adversely affect Cleco; and (xii) other economic, business and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Cleco. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on any forward-looking statements.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Cleco’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014, which was filed with the Securities and Exchange Commission on Feb. 27, 2015, under the headings Part I, Item 1A, “Risk Factors,” Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in subsequently filed Forms 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to Cleco or persons acting on its behalf are expressly qualified in their entirety by the factors identified above. The forward-looking statements represent Cleco’s views as of the date on which such statements were made and Cleco undertakes no obligation to update any forward-looking statements, whether as a result of changes in actual results, change in assumptions, or other factors affecting such statements.

About Cleco Corporation and Cleco Power LLC

Cleco Corporation is a public utility holding company headquartered in Pineville, La. Cleco owns a regulated electric utility company, Cleco Power LLC, which is engaged principally in the generation, transmission, distribution, and sale of electricity, primarily in Louisiana. Cleco Power owns 10 generating units with a total nameplate capacity of 3,333 megawatts. Cleco Power serves approximately 286,000 customers in Louisiana through its retail business, and it supplies wholesale power in Louisiana and Mississippi. Cleco Corporation announced on Oct. 20, 2014, that it entered into an agreement to be acquired by a North American investor group led by Macquarie Infrastructure and Real Assets and by British Columbia Investment Management Corporation. Louisiana Public Service Commission approval of the transaction is pending. For more information about Cleco, visit www.cleco.com.

About MIRA

Macquarie Infrastructure and Real Assets (MIRA) is the world’s leading infrastructure asset manager with growing portfolios in real estate, agriculture and energy. MIRA manages more than $101 billion of assets under management invested in more than 120 portfolio businesses, ~300 properties, ~ 3.6 million ha of farmland. MIRA is part of Macquarie Group, a leading financial services provider across a diverse range of sectors around the world. Founded in 1969, Macquarie Group is listed on the Australian Stock Exchange and has operations in 28 countries and has a total of $370 billion in assets under management.

About bcIMC

With C$123.6 billion of managed net assets, the British Columbia Investment Management Corporation (bcIMC) is one of Canada’s largest institutional investors within the global capital markets. Based in Victoria, British Columbia, bcIMC is a long-term institutional investor that invests in all major asset classes including infrastructure and other strategic investments. bcIMC’s clients include public sector pension plans, public trusts, and insurance funds.

Cleco Analyst/Investor Contact:
Tom Miller
tom.miller@cleco.com
(318) 484-7642

Cleco Media Contact:
Robbyn Cooper
robbyn.cooper@cleco.com
(318) 484-7136

Macquarie Contact:
Rishi Sharma
Rishi.Sharma@macquarie.com
(212) 231-0494

bcIMC Contact:
Gwen-Ann Chittenden
communications@bcimc.com
(778) 410-7156
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